RESTATED AND AMENDED TRAFFIC AGREEMENT

                  THIS AGREEMENT dated as of the 21st day of June, 1994, restated and amended as of November 1, 1995, between PACWEST NETWORK, INC. ("Licensee") and GST TELECOM INC. ("GST").

                               W I T N E S S E T H

                  WHEREAS, concurrently herewith Licensee and GST Pacwest Telcom Hawaii, Incorporated ("GPTH""), a subsidiary of GST, are executing and delivering that certain Restated and Amended Usage Agreement (the "Usage Agreement"), pursuant to which Licensee is authorizing GPTH to utilize licenses (the "Licenses") issued by the Federal Communications Commission (the "FCC") to Licensee in the operation of GPTH's microwave transmission facilities (the "Facilities"); and

                  WHEREAS, the Usage Agreement limits such authorization to 90% of the total transmission capacity available through the Licenses and reserves to Licensee such transmission capacity not transferred to GPTH (the "Reserved Capacity") for transfer by Licensee to other customers of Licensee in Licensee's sole discretion; and

                  WHEREAS, the parties hereto which to provide for transmission over the Facilities utilizing the Reserved Capacity;

                  NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. RESERVED CAPACITY. GST shall make available the Facilities to Licensee for microwave transmission traffic utilizing the Reserved Capacity. Such traffic shall be for Licensee or for Licensee's customers as determined by Licensee in its sole discretion. Licensee shall deliver its own traffic, and shall require its customers to deliver their traffic, in a digital DS-1 format or other format mutually determined by Licensee and GST at such points of presence as are mutually determined by Licensee and GST.

                  2. GST COMPENSATION. In consideration of the actions to be taken by GST in operating and maintaining the Facilities and in making them available for traffic utilizing the Reserved Capacity, Licensee shall pay to GST the sum of $3,000 per month.

                  3. CONTROL OF LICENSEE.

                     Notwithstanding the provisions of the Usage Agreement or of this Agreement to the contrary without the prior written approval of the Licensee, GST shall not be authorized to do any of the following on behalf of the Licensee:

                     (a) Grant a security interest in any of the property of the Licensee, including the Licenses;

                     (b) Sell, lease, trade, exchange or otherwise dispose of any property of the Licensee, including the Licenses;

                     (c) Sell, trade, modify or surrender any governmental authorizations necessary to the operation of the Facilities;


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                     (d)  Make  any  filings  regarding  the  Facilities  or the
Licenses with the FCC.

                  4. OPERATION OF FACILITIES AND COMPLIANCE WITH LAW.

                     Subject to the control of Licensee:

                     (a) GST shall operate and maintain the Facilities, providing at its own cost and expense, all managerial, administrative and technical expertise required in such operations. GST shall hire and supervise at its own cost and expense all employees and independent contractors necessary for the fulfillment of its responsibilities hereunder.

                     (b) GST shall maintain the Facilities consistent with common carrier industry standards, government regulations and sound business practices.

                     (c) GST shall at all times operate the Facilities in compliance with the Communications Act of 1934, as amended, (the "Communications Act") and any other federal, state or local rules, regulations and policies of other governmental agencies with authority over the Licensee and/or the Facilities, as such laws, rules, regulations and policies are in effect from time to time.

                     5. MODIFICATION OF FACILITIES. GST may initiate modification to the Facilities from time to time, at GST's cost and expense. If prior FCC approval of such modifications is required, GST shall request that Licensee seek and obtain such approval. In such event, GST shall consult with Licensee and at GST's expense, shall prepare an appropriate application for Licensee to approve, sign and file with the FCC, and no such change shall be implemented


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
prior to the grant of FCC consent. Any application for a license to cover any construction permit shall similarly be prepared by GST for approval and filing by Licensee.

                  6. FCC FILINGS. GST shall cooperate with Licensee in furnishing any information that may be requested by the FCC in connection with the operation of the Facilities, including, but not limited to, any technical and/or engineering information. GST shall consult with Licensee and shall prepare for Licensee's approval and filing with the FCC, appropriate license renewal applications and such other reports, documents, and filings as may be necessary from time to time to keep the Licenses in full force and effect for operation of the Facilities. Licensee shall cooperate with GST in signing and filing such applications and other reports, documents and filings as Manager shall from time to time prepare and submit to Licensee.

                  7. NOTICES. All notices and other communication hereunder shall be given in writing and shall be deemed to have been duly given if delivered personally, if transmitted by telecopier to the number(s) designated below or if mailed by first class United States mail, postage prepaid, to the address(es) designed below, or to such other address as either party may specify from time to time. All notices and other communications hereunder shall be deemed to have been given the date of receipt.

                  If to Licensee:

                                    Pacwest Network, Inc.
                                    1701 Broadway
                                    Suite 307
                                    Vancouver, Washington  98663


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



                                    Attn:  Chief Executive Officer
                                    Telecopier: (360) 254-6964

                  If to GST:

                                    GST Telecom Inc.
                                    4317 N.E. Thurston Way
                                    Vancouver, Washington  98662
                                    Attn:  Chief Executive Officer
                                    Telecopier: (360) 260-2075

                  8. TERM. The term of this Agreement commenced as of June 21, 1994 and shall terminate upon the occurrence of any of the following events (unless earlier terminated pursuant to the provisions of Paragraph 9 hereof):

                     (a) revocation or expiration without renewal of all of the Licenses; or

                     (b) mutual agreement of the parties to terminate this Agreement.

                  9. TERMINATION FOR CAUSE. Licensee shall have the right to terminate this Agreement upon notice to GST at any time during the term hereof upon the occurrence of any of the following events:

                     (a) any material failure by GST to perform any of its obligations under this Agreement;

                     (b) the insolvency of GST, appointment of a receiver of the property of GST, or any assignment for the benefit of creditors of GST;

                     (c) the filing of a voluntary or involuntary petition by or against GST under the Bankruptcy laws of the United States;


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

                     (d) the refusal by the FCC,  any other state,  federal,  or local regulatory agency having jurisdiction over the consummation of transactions contemplated hereby to permit the consummation of transactions contemplated hereby to grant any consent or approval necessary to permit the parties to consummate such transactions and such refusal is no longer subject to administrative or judicial reconsideration or review;

                     (e) Licensee's good faith determination that the acts of GST or the terms of this Agreement have been or are likely to be determined to be inconsistent with the rules and policies of the FCC or any other government agency having jurisdiction over the Licenses as such rules and policies apply to the Licenses.

                  10. INDEMNIFICATION.

                     (a) GST shall indemnify and hold Licensee harmless against any and all damages, claims, actions or suits by third parties arising out of or in connection with GST's performance of its obligations hereunder.

                     (b) In no event will either party hereto be liable to the other party for any indirect, special, incidental or consequential losses or damages, including, without limitation, loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising in any manner from this Agreement and the performance or nonperformance of obligations hereunder.

                     11. NO WAIVER. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and


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

signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

                  12. ASSIGNMENT. Neither party shall assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party, and any attempted assignment or transfer by either party not in compliance with this provision shall be null and void AD INITIO. This Agreement shall bind and inure to the benefit of any permitted successors and assigns of the parties.

                  13. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, not including the conflicts of laws principles of that State.

                  14. CONSTRUCTION. It is the intent of the parties that operation of the Facilities under this Agreement comply with the Communications Act, and all provisions of this Agreement shall be so construed.

                  15. SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid or unenforceable by any governmental authority with jurisdiction over GST, Licensee, and/or the Facilities, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties.


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
                  16. AMENDMENTS. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any and all prior negotiations, understands and agreements with respect thereto, and may be amended only by a writing signed by both parties.

                  17. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make Licensee and GST joint venturers or to impose upon either of them any liability as such.

                  18. LIMITATIONS ON LIABILITY. Neither GST nor Licensee shall have any liability for failure to comply with this Agreement if such failure results from the occurrence of any contingency beyond the reasonable control of such party.

                  19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one Agreement binding on both of the parties hereto, notwithstanding that both parties shall not have signed the same counterpart.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  PACWEST NETWORK, INC.
                                  ("Licensee")

                                  By:/s/ John Warta
                                     ----------------------------------
                                      John Warta, President

                                  GST TELECOM INC.
                                     ("GST")

                                  By: /s/ Robert H. Hanson
                                      ---------------------------------
                                      Robert H. Hanson,
                                      Vice President


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